UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2015
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Itron, Inc. (the Company) held its 2015 Annual Meeting of Shareholders (the Annual Meeting) on May 8, 2015. Four proposals were voted upon at the Annual Meeting. The proposals are described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on March 20, 2015. All of the proposals passed. The final results for the votes regarding each proposal are set forth below.

Proposal One: The following nominees for Director were elected for three year terms ending in 2018, except Timothy M. Leyden, who was elected for a two-year term ending in 2017, or until their successors are duly elected and qualified:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Kirby A. Dyess	31,672,614	771,116	8,715	2,520,620
Philip C. Mezey	31,615,729	827,532	9,184	2,520,620
Daniel S. Pelino	32,126,804	316,843	8,798	2,520,620
Timothy M. Leyden	32,077,479	366,609	8,357	2,520,620

Each independent Director serves on at least one committee of the Board of Directors. For further information regarding the composition of such committees, refer to Itron's investor relations website, at http://investors.itron.com/committees.cfm.

Proposal Two: Re-approval of the Itron, Inc. Executive Management Incentive Plan.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
31,152,866	1,223,183	76,396	2,520,620

Proposal Three: Approval of the advisory (non-binding) resolution on executive compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
24,721,666	7,652,579	78,200	2,520,620

Proposal Four: Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2015 fiscal year.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
34,222,130	645,917	105,018	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ SHANNON M. VOTAVA
Dated: May 8, 2015		Shannon M. Votava
Vice President, General Counsel and Corporate Secretary